EXHIBIT 99.1


Dress Barn Announces Participation in the Piper Jaffray 25th Annual Consumer Conference

Tuesday June 7, 5:17 pm ET


SUFFERN,  N.Y.--(BUSINESS  WIRE)--June 7, 2005--The Dress Barn,  Inc.  (NASDAQ -
DBRN), a leading national specialty apparel retailer offering quality career and casual fashion apparel through the dressbarn and maurices brands, today announced that the Company will be presenting at the Piper Jaffray 25th Annual Consumer Conference on Wednesday, June 8, 2005. The conference is being held at the New York Palace Hotel in New York City.

The presentation will be webcast live at 9:10 a.m. Eastern Time. All interested parties can listen to the live webcast at http://www.dressbarn.com and then click on the investor relations section to the website. Please visit the Web site at least 15 minutes early to register for the conference webcast and download any necessary software.

ABOUT THE DRESS BARN,  INC.
The Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through the dressbarn and maurices brands. As of May 28, 2005, the Company operated 787 dressbarn stores in 45 states and 477 maurices stores in 39 states. For more information, please visit www.dressbarn.com and www.maurices.com.


Contact:
     The Dress Barn, Inc.
     Armand Correia, 845-369-4600
     Senior Vice President & CFO